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                                                                   Exhibit 3.252

State of Alabama

For-Profit Corporation
Articles of Incorporation

Instructions:

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
Step 1: CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334)242-5324 TO RESERVE A CORPORATE NAME.

Step 2: TO INCORPORATE, FILE THE ORIGINAL, TWO COPIES OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF NAME RESERVATION IN THE COUNTY WHERE THE CORPORATION'S REGISTERED OFFICE IS LOCATED. THE JUDGE OF PROBATE'S FILING FEE IS $35 AND THE SECRETARY OF STATE'S FILING FEE IS $50.
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PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE
UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION.

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
Article I     The name of the corporation:
              EmCare of Alabama, Inc.

Article II The duration of the corporation is perpetual, unless otherwise stated.

Article III The corporation has been organized for the following purpose(s): to transact any lawful business for which corporations may be organized under the provisions of the Alabama Business Corporation Act.

Article IV The number of shares which the corporation shall have the authority to issue is 1,000.

Article V The street address (NO PO BOX) of the registered office: 57 Adams Avenue, Montgomery, AL 36104 and the name of registered agent at that office National Registered Agents, Inc.

Article VI The name(s) and address(es) of the Director(s): Leonard M. Riggs, Jr., M.D., 1717 Main Street, Suite 5200, Dallas, TX 75201 William
              F. Miller, III, 1717 Main Street, Suite 5200, Dallas, TX 75201

Article VII The name(s) and address(es) of the Incorporator(s): William F. Miller, III 1717 Main Street, Suite 5200, Dallas, TX 75201
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Any provision, not inconsistent with the law, for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

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     IN WITNESS THEREOF, the undersigned incorporator executed these Articles of
Incorporation on this, the 9 day of April, 1998.

THIS DOCUMENT PREPARED BY:


                                        William F. Miller, III
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                                        Type or Print Name of Incorporator


                                        /s/ William F. Miller, III
                                        ----------------------------------------
                                        Signature of Incorporator


                                        2

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                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights: The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.